UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010 (May 26, 2010)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
          On May 26,2010, Alexza Pharmaceuticals, Inc. (the “Company”), issued a press release containing additional analyses of its AZ-004 (Staccato® loxapine) Phase 3 clinical trials and additional cardiovascular safety data from two AZ-004 Phase 1 studies that were presented as posters during the Annual Scientific Sessions of the American Psychiatric Association meeting held May 26, 2010 in New Orleans, Louisiana. The press release is attached hereto as Exhibit 99.1 and each of the posters, as presented, are attached hereto as Exhibits 99.2 and 99.3, all of which are incorporated herein by reference. The fact that the posters are being furnished should not be deemed an admission as to the materiality of any information contained therein. The information contained in the posters should be considered in the context of our filings with the U.S. Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.
          The poster attached hereto as Exhibit 99.2 and entitled “Treating Agitation with Inhaled Loxapine (AZ-004): Efficacy Analyses in Patients with Schizophrenia or Bipolar Disorder” presented additional analyses of the results of two Phase 3 clinical trials supporting our lead product candidate, AZ-004. The poster attached hereto as Exhibit 99.3 and entitled “The Cardiovascular Safety of Inhaled Loxapine (AZ-004)” presented cardiovascular safety data of inhaled loxapine from a Phase 1 study and a thorough QT (TQT) study.
          Results from clinical studies, including the Company’s studies of AZ-004 discussed in the posters attached hereto as Exhibits 99.2 and 99.3, are not necessarily predictive of future clinical results. If the Company’s product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and the Company will not be able to market them. Even if the Company’s product candidates meet safety and efficacy endpoints, regulatory authorities may not approve them, the Company may not be able to successfully market them, or the Company may face post-approval problems that require withdrawal of its product from the market. The Company’s results may be affected by its effectiveness at managing its financial resources, its ability to successfully develop and market its product candidates, competition from other biotechnology and pharmaceutical companies, difficulties or delays in manufacturing its products, and regulatory developments involving current and future products. Delays in the initiation, progress or completion in clinical trials, whether caused by competition, adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors, could adversely affect the Company’s financial position and prospects. If the Company is unable to raise additional capital when required or on acceptable terms, it may have to significantly delay, scale back or discontinue its drug development or discovery research programs. The Company is at an early stage of development and may not ever have any products that generate significant revenue.
          Some of the matters discussed in this press release and the posters contain forward-looking statements that involve significant risks and uncertainties and statements which are other than statements of historical facts. Actual results could differ materially from those projected and we caution investors not to place undue reliance on the forward-looking statements contained in, or made in connection with, the press release or the posters.
          All information contained in the posters is as of May 26, 2010. We undertake no duty or obligation to update any forward-looking statements as a result of new information, future events or changes in our expectations.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Press Release, Dated May 26, 2010, Entitled “Staccato® Loxapine (AZ-004) Reduced Signs and Symptoms of Agitation as Early as Ten Minutes After Dosing in Patients with Schizophrenia or Bipolar Disorder — Additional Phase 3 Analyses and Phase 1 Cardiovascular Safety Data Presented by Alexza Pharmaceuticals at the American Psychiatric Association 2010 Annual Meeting.”
99.2	Poster entitled “Treating Agitation with Inhaled Loxapine (AZ-004):
Efficacy Analyses in Patients with Schizophrenia or Bipolar Disorder.”
99.3	Poster entitled “The Cardiovascular Safety of Inhaled Loxapine (AZ-004).”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010	Alexza Pharmaceuticals, Inc.
	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, Dated May 26, 2010, Entitled “Staccato® Loxapine (AZ-004) Reduced Signs and Symptoms of Agitation as Early as Ten Minutes After Dosing in Patients with Schizophrenia or Bipolar Disorder — Additional Phase 3 Analyses and Phase 1 Cardiovascular Safety Data Presented by Alexza Pharmaceuticals at the American Psychiatric Association 2010 Annual Meeting.”
99.2	Poster entitled “Treating Agitation with Inhaled Loxapine (AZ-004):
Efficacy Analyses in Patients with Schizophrenia or Bipolar Disorder.”
99.3	Poster entitled “The Cardiovascular Safety of Inhaled Loxapine (AZ-004).”